Addendum to January 1, 2000
Transamerica Variable Insurance Fund, Inc. Participation Agreement
for Transamerica Life Insurance and Annuity Company

         WHEREAS there exists a January 1, 2000 Participation Agreement ("Agreement") between Transamerica Variable Insurance Fund, Inc. ("TVIF"), Transamerica Investment Management, LLC ("TIM") and Transamerica Occidental Life Insurance Company ("TOLIC");

        WHEREAS Transamerica Life Insurance and Annuity Company (“TALIAC”) would like to contract with TVIF and TIM under the same terms and conditions as that Agreement;

        NOW THEREFORE, effective January 1, 2000, TVIF, TIM and TALIAC agree as follows:

         1.       TVIF, TIM and TALIAC agree to be bound by the terms and conditions of the Agreement in the roles of Fund, Adviser and Insurance Company, respectively, except as noted below.

         2.        The parties agree that this is a new and separate agreement from that with TOLIC that its terms shall apply separately, and that TALIAC shall be liable only for its obligation under this agreement and shall not be liable for the obligations or actions of TOLIC or any other Insurance Company that may enter a participation agreement with TVIF and TIM.

3.        The following provisions of the TOLIC Agreement are amended as follows:

a.        TALIAC ("Insurance Company") is a North Carolina Life Insurance Company.

b. Notices to Insurance Company shall be to:
Transamerica Life Insurance and Annuity Company
1150 South Olive Street
Los Angeles, California 90015
Attn: President

c.        Schedule A shall be as attached.

Agreed to:

TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY:
By its authorized officer
By: ________________________________
Title: ________________________________

TRANSAMERICA VARIABLE INSURANCE FUND, INC.:
By its authorized officer,
By: ________________________________
Title: ________________________________

TRANSAMERICA INVESTMENT MANAGEMENT, LLC
By its authorized officer,
By: ________________________________
Title: ________________________________

Effective January 1, 2000

SCHEDULE A
To January 1, 2000 Participation Agreement
Between Transamerica Variable Insurance Fund, Inc.,
Transamerica Investment Management, LLC, and
Transamerica Life Insurance and Annuity Company

Accounts and Designated Portfolios

Separate Account VA-6 - Growth Portfolio and Money Market Portfolio

Separate Account VA-7 - Growth Portfolio and Money Market Portfolio

Effective August 11, 2000

Amendment to
SCHEDULE A
To January 1, 2000 Participation Agreement
Between Transamerica Variable Insurance Fund, Inc.,
Transamerica Investment Management, LLC, and
Transamerica Life Insurance and Annuity Company

Schedule A is amended to add the following Account and Designated Portfolios:

Separate Account VA-8 - Growth Portfolio and Money Market Portfolio